Exhibit 99.1

Cyngn Announces Pricing of $5.0 Million Public Offering of Common Stock

Dec 08, 2023 9:00 AM

MENLO PARK, Calif., Dec. 8, 2023 /PRNewswire/ -- Cyngn Inc. (the “Company” or “Cyngn”) (Nasdaq: CYN), a developer of AI-powered autonomous driving software solutions for industrial applications, today announced the pricing of its common stock public offering made on a reasonable best-efforts basis with gross proceeds of approximately $5.0 million, before deducting placement agent fees and other expenses payable by the Company. The offering consists of 33,333,333 shares of common stock and pre-funded warrants. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold at a purchase price of $0.15 per share (or $0.14999 per pre-funded warrant after reducing $0.00001 attributable to the exercise price of the pre-funded warrants).

The offering is expected to close on December 12, 2023, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the offering for general corporate purposes, including working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offering.

A registration statement on Form S-1 (File No. 333-275530) relating to the offering of the securities was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on December 7, 2023. The offering is being made only by means of a prospectus. A final prospectus describing the terms of the proposed transaction may be obtained, when available, on the SEC’s website, www.sec.gov or by contacting Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, NY 10105, by telephone at (212) 813-1010 or by email at syndicate@aegiscap.com. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cyngn

Cyngn develops and deploys scalable, differentiated autonomous vehicle technology for industrial organizations. Cyngn’s self-driving solutions allow existing workforces to increase productivity and efficiency. The Company addresses significant challenges facing industrial organizations today, such as labor shortages, costly safety incidents, and increased consumer demand for eCommerce.

Cyngn’s DriveMod Kit can be installed on new industrial vehicles at end of line or via retrofit, empowering customers to seamlessly adopt self-driving technology into their operations without high upfront costs or the need to completely replace existing vehicle investments.

Cyngn’s flagship product, its Enterprise Autonomy Suite, includes DriveMod (autonomous vehicle system), Cyngn Insight (customer-facing suite of AV fleet management, teleoperation, and analytics tools), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling).

Find Cyngn on:

Website: https://cyngn.com

Twitter: http://twitter.com/cyngn

LinkedIn: https://www.linkedin.com/company/cyngn

YouTube: https://www.youtube.com/@cyngnhq

Investor/Media Contact:

Bill Ong, bill@cyngn.com; 650-204-1551

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. In addition, we cannot assure that any patent will issue as a result of a pending patent application or, if issued, whether it will issue in a form that will be advantageous to us. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Cyngn is not responsible for the contents of third-party websites.